EXHIBIT 21.1
               LIST OF SUBSIDIARIES OF WELLSTONE FILTERS, INC.

       SUBSIDIARY        	STATE OF ORGANIZATION

Wellstone Tobacco Company   	North Carolina
Wellstone Filters LLC           Delaware